SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 21, 2002
Date of Earliest Event Reported: October 4, 2002

OpenTV Corp.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands
(State or Other Jurisdiction of Incorporation)

001-15473	98-0212376
(Commission File Number)	(I.R.S. Employer Identification No.)

401 East Middlefield Road
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 429-5500

Item 2.    Acquisition or Disposition of Assets.

(a)
On October 4, 2002, OpenTV Corp. (“OpenTV”) and OpenTV US Holdings, Inc., a wholly-owned subsidiary of OpenTV (“OpenTV US Holdings”), consummated the transactions contemplated by the Stock Purchase Agreement, dated September 26, 2002 (the “Wink Stock Purchase Agreement”), among OpenTV, OpenTV US Holdings and Liberty Broadband Interactive Television, Inc. (“LBIT”). Pursuant to the Wink Stock Purchase Agreement, OpenTV US Holdings acquired from LBIT all of the issued and outstanding capital stock of Wink Interactive, Inc. (“Wink Interactive”), which entity in turn holds all of the issued and outstanding capital stock of Wink Communications, Inc. (“Wink Communications”), in exchange for $101 million in cash. Wink Communications is engaged in providing a system for electronic commerce on television.

LBIT is a wholly-owned subsidiary of Liberty Media Corporation (“Liberty Media”). Liberty Media is the controlling stockholder of OpenTV. Robert R. Bennett is the Chief Executive Officer and a director of Liberty Media and a director of both LBIT and OpenTV. Anthony G. Werner is a Senior Vice President and the Chief Technology Officer of Liberty Media and a director of OpenTV. Peter C. Boylan III is the Chief Executive Officer of LBIT and the Chairman and a director of OpenTV. J. David Wargo is a director of both On Command Corporation, which is an indirect subsidiary of Liberty Media, and OpenTV.

The purchase price under the Wink Stock Purchase Agreement was based on the actual cost to LBIT to acquire all of the capital stock of Wink Communications. The source of the funds to pay the purchase price under the Wink Stock Purchase Agreement was working capital of OpenTV and proceeds from the sale of marketable debt securities held by OpenTV.

The description of the Wink Stock Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Wink Stock Purchase Agreement, which is incorporated by reference as Exhibit 2.1 hereto and is incorporated by reference herein.

(b)
Wink Communications is engaged in providing a system for electronic commerce on television. Although the present intention as a general matter is to continue to use the assets of Wink Communications in furtherance of this business purpose, OpenTV expects that certain items of Wink Communications’ equipment and other physical property (primarily leasehold improvements, furniture and computer hardware) will be disposed of in connection with the execution of the comprehensive restructuring plan described in Item 5 below.

Item 5.    Other Events.

On October 14, 2002, OpenTV announced a comprehensive plan to restructure its global operations in an effort to, among other things, reduce expenses significantly and realize efficiencies associated with its acquisition of Wink Interactive and its subsidiary Wink Communications. A copy of OpenTV’s press release announcing this comprehensive restructuring plan is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

As permitted by Item 7(a)(4), the financial statements required by Item 7(a) are not being filed with this Current Report on Form 8-K. OpenTV intends to file such financial statements by amendment within the 60-day period permitted by Item 7(a)(4).

(b)	Pro forma financial information.

As permitted by Item 7(a)(4), the financial statements required by Item 7(b) are not being filed with this Current Report on Form 8-K. OpenTV intends to file such financial statements by amendment within the 60-day period permitted by Item 7(a)(4).

(c)	The following exhibits are being incorporated by reference as exhibits to this Current Report on Form 8-K:

2.1
Stock Purchase Agreement, dated as of September 26, 2002, by and among OpenTV Corp., OpenTV US Holdings, Inc. and Liberty Broadband Interactive Television, Inc. (incorporated by reference to Exhibit 7(h) to the Statement of Liberty Media Corporation in respect of OpenTV Corp. on Schedule 13D/A (Amendment No. 1) filed with the Securities and Exchange Commission on October 3, 2002).

99.1	Press Release dated October 14, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2002

OPENTV CORP.

By:	/s/ SCOTT H. RAY
Name: Title:	Scott H. Ray Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1
Stock Purchase Agreement, dated as of September 26, 2002, by and among OpenTV Corp., OpenTV US Holdings, Inc. and Liberty Broadband Interactive Television, Inc. (incorporated by reference to Exhibit 7(h) to the Statement of Liberty Media Corporation in respect of OpenTV Corp. on Schedule 13D/A (Amendment No. 1) filed on October 3, 2002).

99.1	Press Release dated October 14, 2002.